UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 16, 2009
The J. M. Smucker Company
(Exact Name of Registrant as Specified in Charter)

Ohio	1-5111	34-0538550

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane
Orrville, Ohio	44667-0280

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(330) 682-3000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On June 16, 2009, the Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of The J. M. Smucker Company (the “Company”) established the performance criteria to be used in determining (i) the number of restricted shares or restricted stock units to be awarded to executive officers in 2010 under the terms of The J. M. Smucker Company 2006 Equity Compensation Plan and (ii) the cash awards for which executive officers would be eligible under the Company’s Management Incentive Plan. Targeted awards for this purpose were set by the Committee based on the achievement of specified goals relating to non-GAAP earnings per share, individual performance, and in some instances, business unit performance of the Company.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY
By:	/s/ Jeannette L. Knudsen
Jeannette L. Knudsen
Corporate Secretary

Date: June 18, 2009